UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 15, 2014

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

California	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7800 Woodley Avenue Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code: (818) 781-4973
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Superior Industries International, Inc. (the “Company”) has scheduled its 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”) to be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406 on August 15, 2014. Shareholders of record as of the close of business on June 26, 2014 are entitled to notice of and to vote at the 2014 Annual Meeting.

The 2014 Annual Meeting is being held more than 30 days after the anniversary of the Company’s most recent annual meeting of shareholders. As a result, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company has set a new deadline for the receipt of any shareholder proposals submitted pursuant to Rule 14a-8 for inclusion in the Company’s proxy materials for the 2014 Annual Meeting. Similarly, pursuant to Rule 14a-4(c)(1) under the Exchange Act, the Company has set a new deadline for the preservation of discretionary authority to vote on any non-14a-8 proposals for the 2014 Annual Meeting that are not timely received by the Company. The new deadline for both purposes is the close of business on May 26, 2014, which the Company believes meets the reasonableness requirements under applicable law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: May 15, 2014	/s/ Paula Winner Barnett
Paula Winner Barnett
Corporate Counsel and Secretary